EXHIBIT 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

      The undersigned, the Chairman & Chief Executive Officer and the Executive Vice President & Chief Financial Officer of ACME Communications, Inc. (the “Company”) hereby certify that, to the best of our knowledge, pursuant to 18 U.S.C. §1350:

(i) the quarterly report on Form 10-Q for the quarter ended September 30, 2007 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2007	By: /s/ Jamie Kellner Jamie Kellner Chairman & Chief Executive Officer
By: /s/ Thomas D. Allen Thomas D. Allen Executive Vice President & Chief Financial Officer